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                          CONSENT OF INDEPENDENT ACCOUNTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 6, 1998, which appears on page 12 of the 1998 Annual Report to Shareholders of QualMark Corporation, which is incorporated in the QualMark Corporation's Annual Report on Form 10-KSB for the year ended December 31,
1997. We also consent to the reference to us under the heading "Experts" in such prospectus.




/s/ Price Waterhouse LLP
Price Waterhouse LLP
Denver, Colorado
May 5, 1998